Exhibit 99.1

PRESS RELEASE	Corporate Headquarters
11150 Santa Monica Boulevard
Suite 1600
Los Angeles, CA 90025
www.cbre.com

FOR IMMEDIATE RELEASE

For further information:

Gil Borok	Nick Kormeluk	Steve Iaco
Chief Financial Officer	Investor Relations	Corporate Communications
310.405.8909	949.809.4308	212.984.6535

CBRE GROUP, INC. ANNOUNCES

POTENTIAL OFFERING OF SENIOR NOTES

Los Angeles, CA—March 4, 2013—CBRE Group, Inc. (NYSE:CBG) today announced that it intends to offer up to $800 million in aggregate principal amount of senior notes, subject to market and other conditions (the “Notes”). The Notes are expected to be issued by the Company’s wholly-owned subsidiary, CBRE Services, Inc., and guaranteed by the Company and the subsidiaries that guarantee its senior secured credit facility on a full and unconditional basis.

The Company intends to use the net proceeds from such offering of the Notes for general corporate purposes, including the repayment of a portion of its outstanding debt.

The Notes will be offered pursuant to an effective shelf registration statement that the Company previously filed with the Securities and Exchange Commission (the “SEC”). The offering of the Notes will be made only by means of a prospectus supplement and accompanying base prospectus.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the offering of the Notes and the anticipated use of proceeds therefrom. These forward-looking statements involve known and unknown risks, uncertainties and other factors discussed in CBRE Group, Inc.’s filings with the SEC. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, CBRE Group, Inc. expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If CBRE Group, Inc. does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to CBRE Group Inc.’s business in general, please refer to its SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.